RELEASE
                                   ________


      DAYTONA PARK ASSOCIATES, LTD., a Florida limited partnership, by and through its general partner, CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership, by and through its general partner, JMB REALTY CORPORATION, a Delaware corporation, ("first party"), for and in consideration of the sum of ten ($10.00) Dollars, and other valuable consideration, received from or on behalf of THE TRAVELERS INSURANCE COMPANY, a Connecticut Corporation, ("second party"), the receipt whereof which is hereby acknowledged by first party,

            (Wherever used herein the terms "first party" and "second party" shall include singular and plural past and present heirs, legal representatives, and assigns of individuals, the successors, assigns, officers, employees, directors and shareholders of said corporation, in their individual, personal and corporate capacities, and the limited and general partners of partnerships, wherever the context so admits or requires).

      HEREBY remises, releases, acquits, satisfies, and forever discharges the said second party, and each of its past and present predecessors and successors in interest, assigns, officers, employees, attorneys, directors and shareholders, in their individual, personal and corporate capacities, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, liabilities, damages, judgments, executions, claims and demands whatsoever, whether in law or in equity, whether matured or unmatured and whether known or unknown or otherwise, which said first party, ever had, now has, or hereafter can, shall or may have, against said second party, and/or its past and present predecessors and successors in interest, assigns, officers, employees, attorneys, directors and shareholders, in their individual, personal and corporate capacities for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents including, but not limited to, any claim that was asserted or that could have been asserted, causes of action, and other liabilities sued upon in that certain lawsuit captioned THE TRAVELERS INSURANCE COMPANY, A CONNECTICUT CORPORATION, V. DAYTONA PARK ASSOCIATES, LTD., A FLORIDA LIMITED PARTNERSHIP, ETC., ET AL., Case No. 93-32654, in the Circuit Court of the Seventh Judicial Circuit in and for Volusia County, Florida.

      This release is not intended to and shall not release the second party from its obligations and responsibilities created under the terms and conditions of that certain Stipulation of Settlement entered into between first party and second party in the aforementioned lawsuit.

      The first party hereby expressly acknowledges, warrants and represents that (i) this Release was signed only after due recourse nature of the loan transaction at issue which are specifically provided under the loan documents sued upon herein, including, but not limited to, the Renewal and Substitution Note dated December 18, 1985, the Demand Promissory Note dated March 13, 1991 and the Consolidated and Restated Note dated March 13, 1991, as set forth in paragraph 9 of the Stipulation of Settlement.

      The first party hereby expressly acknowledges, warrants and represents that (i) this Release was signed only after due consideration and consultation with its attorneys; and (ii) said first party was not fraudulently induced, coerced or intimidated to sign this release. In signing this Release, the first party has not relied upon any oral or written statements or acts made by the second party, or their attorneys or agents, other than as expressly stated in writing herein in this Release.


                              THE TRAVELERS INSURANCE COMPANY, a
                              Connecticut corporation


                              BY:         NATALIE L. BOCK
                              Name:       NATALIE L. BOCK
                              Title:      ASSISTANT SECRETARY


                                                            [CORPORATE SEAL]


                              Address:    2215 YORK ROAD, STE. 504
                                          OAK BROOK, IL  60521


STATE OF    ILLINOIS                )
            ________                )     SS:
                                    )
COUNTY OF   DU PAGE                 )
            ________                )


       The foregoing instrument was acknowledged before me this 17th day of MARCH, 1994 by NATALIE L. BOCK as ASSISTANT SECRETARY of THE TRAVELERS INSURANCE COMPANY, a CONNECTICUT corporation, on behalf of the corporation. He/SHE/they personally appeared before me, IS/are personally known to me or produced _____________________ as identification, and [did] [did not] take an oath.

                              Notary:           MELISSA K. O'NEILL
                                                _____________________

[NOTARIAL SEAL]               Print Name:       MELISSA K. O'NEILL
                                                _____________________

                              Notary Public, State of       ILLINOIS
                                                            _________

                              My commission expires:        9/5/95
                                                            _________